As filed with the Securities and Exchange Commission on June 17, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	04-2857552
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

27 DRYDOCK AVENUE, BOSTON, MASSACHUSETTS	02210
(Address of Principal Executive Offices)	(Zip Code)

SATCON TECHNOLOGY CORPORATION 401(k) PLAN

(Full Title of the Plan)

DAVID B. EISENHAURE
CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
SATCON TECHNOLOGY CORPORATION
27 DRYDOCK AVENUE
BOSTON, MASSACHUSETTS 02210
(Name and Address of Agent for Service)

(617) 897-2400

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share	Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.01 par value per share	1,000,000 Shares	(1)	$1.38	$1,375,000	(2)	$161.84

(1)   Consists of 1,000,000 shares to be issued (without consideration to SatCon) as company-matching grants under the SatCon Technology Corporation 401(k) Plan.

(2)   Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sale prices of the Registrant’s Common Stock on the Nasdaq National Market on June 10, 2005 ($1.38), in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Pursuant to General Instruction E of Form S-8, SatCon Technology Corporation (the “Registrant”)  hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 (No. 333-100753) as previously filed with the Securities and Exchange Commission on October 25, 2002 (the “Original Registration Statement”).  This Registration Statement is being filed to register an additional 1,000,000 shares of the Registrant’s Common Stock that may be issued as company-matching grants under the SatCon Technology Corporation 401(k) Plan.

Item 8.  Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 15th day of June, 2005.

SATCON TECHNOLOGY CORPORATION

By: /s/ David B. Eisenhaure
David B. Eisenhaure
Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of SatCon Technology Corporation, hereby severally constitute and appoint David B. Eisenhaure, Millard S. Firebaugh, David E. O’Neil, Daniel Gladkowski and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable SatCon Technology Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ David B. Eisenhaure	Chief Executive Officer and
David B. Eisenhaure	Chairman of the Board	June 15, 2005
(Principal Executive Officer)

/s/ David E. O’Neil	Vice President, Finance and
David E. O’Neil	Treasurer	June 15, 2005
(Principal Financial Officer)

/s/ Millard S. Firebaugh	President, Chief Operating Officer	June 15, 2005
Millard S. Firebaugh

/s/ John W. Peacock	Controller, Chief Accounting Officer	June 15, 2005
John W. Peacock	(Principal Accounting Officer)

/s/ Marshall J. Armstrong	Director	June 15, 2005
Marshall J. Armstrong

/s/ John M. Carroll	Director	June 15, 2005
John M. Carroll

/s/ James L. Kirtley, Jr.	Director	June 15, 2005
James L. Kirtley, Jr.

/s/ Joseph E. Levangie	Director	June 15, 2005
Joseph E. Levangie

/s/ Andrew R. Muir	Director	June 15, 2005
Andrew R. Muir

/s/ Michael C. Turmelle	Director	June 15, 2005
Michael C. Turmelle

/s/ Anthony J. Villiotti	Director	June 15, 2005
Anthony J. Villiotti

EXHIBIT INDEX

No.	Description

5.1	Opinion of Greenberg Traurig LLP, counsel to the Registrant.

23.1	Consent of Greenberg Traurig LLP (included in Exhibit 5.1).

23.2	Consent of Grant Thornton LLP.

24.1	Power of attorney (included on the signature pages of this Registration Statement).